Exhibit 3.1

SECOND AMENDMENT TO

Amended and Restated declaration of trust
of
SOUND POINT DIRECT LENDING BDC

July 24, 2026

* * * * * * * * * *

WHEREAS, the initial Amended and Restated Declaration of Trust of Sound Point Direct Lending BDC (the “Company”) was entered into effective as of November 17, 2025 and amended by the First Amendment to the Amended and Restated Declaration of Trust, which was effective as of March 9, 2026 (as amended, the “Existing Declaration of Trust”), and capitalized terms used but not defined herein shall have the meaning set forth in the Existing Declaration of Trust; and

WHEREAS, pursuant to Section 5.1 of the Existing Declaration of Trust, the Existing Declaration of Trust may be amended with the consent of the Board of Trustees;

WHEREAS, the Board of Trustees has approved this Second Amendment (the “Second Amendment”) to the Existing Declaration of Trust in accordance with the terms of the Existing Declaration of Trust;

NOW, THEREFORE, the Existing Declaration of Trust is hereby amended as follows:

1. Amendment to Article XI. ARTICLE XI of the Existing Declaration of Trust is hereby amended by adding Section 11.8 as set forth below:

Section 11.8 Management Reports. To the extent permitted under Japan’s Act on Investment Trusts and Investment Corporations (Act No. 198 of 1951, as amended) (the “Japanese Regulation Act”), no investment management related information pursuant to Articles 59 and 14 of the Japanese Regulation Act shall be provided to shareholders.

2. Except as amended by this Second Amendment, the Existing Declaration of Trust remains in full force and effect.

3. This Second Amendment shall be effective as of the date first written above.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to be executed as of the day and year first above written.

/s/ Stephen Ketchum
Stephen Ketchum, as Trustee

/s/ John G. Martin
John G. Martin, as Trustee

/s/ Joseph E. Casey
Joseph E. Casey, as Trustee

/s/ Daniel J. Siracuse
Daniel J. Siracuse, as Trustee

[Signature Page to Second Amendment to Amended and Restated Declaration of Trust of
Sound Point Direct Lending BDC]